UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 31, 2014

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Needham Street

Newton, MA 02464

(Address of principal executive offices) (Zip code)

(617) 670-6300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen Kaufer Employment Agreement

Effective March 31, 2014, TripAdvisor, Inc. (“TripAdvisor”), by and through its wholly owned subsidiary TripAdvisor LLC entered into a new employment agreement with Stephen Kaufer, the President and Chief Executive Officer of TripAdvisor. The employment agreement has a term of five years.

Under the terms of the employment agreement, Mr. Kaufer will continue to receive a base salary of $500,000 per year. Mr. Kaufer will also be entitled to receive an annual cash bonus, with a target of 100% of his base salary. Pursuant to his employment agreement, under certain circumstances as described below, Mr. Kaufer is entitled to severance benefits upon his termination.

In the event that Mr. Kaufer terminates his employment for Good Reason or is terminated by TripAdvisor without Cause and such termination occurs during the period commencing three months immediately prior to a Change in Control and ending 24 months immediately following the Change in Control, then:

•	TripAdvisor will pay to Mr. Kaufer a lump sum in cash equal to 24 months of his base salary;

•	TripAdvisor will pay to Mr. Kaufer a lump sum in cash equal to the premiums charged by TripAdvisor to maintain COBRA health insurance coverage for Mr. Kaufer and his eligible dependents for each month between the date of termination and 18 months thereafter;

•	TripAdvisor will pay to Mr. Kaufer a lump sum in cash equal to his annual target bonus, without pro-ration or adjustment;

•	All equity awards held by Mr. Kaufer that are outstanding and unvested shall immediately vest in full; and

•	Mr. Kaufer will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason or is terminated by TripAdvisor without Cause and such termination is not in connection with a Change in Control, subject to the execution and non-revocation of a separation and release and compliance with the restrictive covenants described below, then:

•	TripAdvisor will continue to pay Mr. Kaufer’s base salary through 12 months following the date of termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of an annual cash bonus on a pro rata basis and based on actual performance for the year in which termination of employment occurs;

•	TripAdvisor will pay COBRA health insurance coverage for Mr. Kaufer and his eligible dependents through the longer of the end of the term of Mr. Kaufer’s employment agreement and 12 months following termination;

•	Subject to certain conditions, all equity awards held by Mr. Kaufer that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•	Mr. Kaufer will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

Mr. Kaufer has agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, during the term of his employment and through the period ending 18 months after the termination of employment.

Julie M.B. Bradley and Seth J. Kalvert Employment Agreements

Effective March 31, 2014, TripAdvisor, by and through its wholly-owned subsidiary TripAdvisor LLC, entered into employment agreements with Julie Bradley, TripAdvisor’s Chief Financial Officer, and Seth Kalvert, TripAdvisor’s General Counsel, each with two-year terms. These new employment agreements replace their prior employment agreements, which had expired in October 2013, and are on substantially the same terms as the expired employment agreements.

Under the terms of her employment agreement, Ms. Bradley will receive a base salary of $397,000 per year and will also be entitled to receive an annual cash bonus, with a target of 66% of her base salary. Under the terms of his employment agreement, Mr. Kalvert will receive a base salary of $385,000 per year and will also be entitled to receive an annual cash bonus, with a target of 50% of his base salary.

Pursuant to the employment agreements with Ms. Bradley and Mr. Kalvert, in the event that either executive terminates his or her employment for Good Reason or is terminated by TripAdvisor without Cause, in either case, subject to the execution and non-revocation of a separation and release and compliance with the restrictive covenants described below, then:

•	TripAdvisor will continue to pay the executive’s base salary through the longer of the end of the term of the executive’s employment agreement and 12 months following the date of termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of an annual cash bonus on a pro rata basis and based on actual performance for the year in which termination of employment occurs;

•	TripAdvisor will pay COBRA health insurance coverage for the executive and his or her eligible dependents through the longer of the end of the term of the executive’s employment agreement and 12 months following termination;

•	All equity awards held by the executive that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•	The executive will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of the executive’s employment agreement) or, if earlier, through the scheduled expiration date of the options.

Ms. Bradley and Mr. Kalvert have agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates, or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, from the effective date of the employment agreement through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

The descriptions of the employment agreements are qualified in their entirety by reference to the full text of the agreements, copies of which will be filed with TripAdvisor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Unless otherwise specified, capitalized terms used above without definitions have the meanings set forth in the employment agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

Dated: April 1, 2014	By:	/s/ Linda C. Frazier
Linda C. Frazier
Vice President, Associate General
Counsel and Assistant Secretary

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